SCHEDULE 14A


                            SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant To Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No. ___)

Filed By The Registrant   [___]

Filed By A Party Other Than The Registrant   [_X_]


Check The Appropriate Box

[_X_]    Preliminary Proxy Statement

[___]    Confidential, For Use Of The Commission Only

[___]    Definitive Proxy Statement

[___]    Definitive Additional Materials

[___]    Soliciting Material Under Rule 240.14a-12


                               AUTO-GRAPHICS, INC.
                              (name of registrant)


                            COREY M. PATICK, Chairman
               Auto-Graphics, Inc. Special Shareholders Committee
          (name of person(s) filing statement if other than registrant)


Payment of Filing Fee

[_X_]    No Fee Required


                            Cover Letter Information

NOTE: It is proposed that definitive proxy materials be mailed on or before September 12, 2001 if at all possible

CONTACT: For information regarding this proxy statement/filing, please contact -

                         Corey M. Patick at 909/576-9000
            or 269 South Beverly Drive, #438, Beverly Hills, CA 90210

                               PRELIMINARY COPIES


               AUTO-GRAPHICS, INC. SPECIAL SHAREHOLDERS COMMITTEE

                          269 South Beverly Drive, #438
                             Beverly Hills, CA 90210
                                  909/576-9000





                            NOTICE OF SPECIAL MEETING

                   OF THE SHAREHOLDERS OF AUTO-GRAPHICS, INC.

                          To Be Held September 25, 2001

            At The Company's Corporate Offices in Pomona, California





To The Shareholders
of Auto-Graphics, Inc.

     NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Auto-Graphics, Inc., a California corporation (the "Company"), has been called and will be held at the Company's corporate offices located at 3201 Temple Avenue, Pomona, California 91768 on Tuesday, September 25, 2001, at 3:00 P.M. PDT for the following and only the following purposes (the "Special Meeting"):

     1. To elect three (3) directors to serve during the ensuing year and until their respective successors shall have been duly elected at the next regularly scheduled annual meeting of shareholders; and

     2. To consider and act upon a shareholders' resolution(s), amending the Company's By-Laws to require that any contract or transaction between the
Company and any director/shareholder of the Company owning, directly or indirectly, more than 10% of the Company's issued and outstanding capital stock including a company, business or entity controlled by any such director/shareholder - - which would include the lease by the Company of its existing corporate office/production office facility from The 664 Company, Ltd. which is owned and controlled by Robert S. Cope and his Family ("Cope") - - be first reviewed and approved by a vote of the "disinterested" shareholders of the Company as being fair and reasonable to the Company pursuant to and in accordance with Section 310 of the California General Corporations Law (including as amended from time to time).

     The date for the determination of shareholders entitled to notice of and to vote at the Special Meeting (the "record date"), including beneficial owners of shares of the Company's Common Stock held in nominee or "street" name, has been indicated to be as of the close of business on September 5, 2001.

     All shareholders are invited and encouraged to attend the Special Meeting in person. Shareholders who do not expect to be able to attend the Special Meeting are urged to complete, sign and date the enclosed Proxy and mail it in the self-addressed, stamped envelope which has been provided. If a shareholder receives more than one Proxy because such person owns shares registered in different names or addresses, each Proxy should be completed and returned. Your Proxy will not be used if you are present at the Special Meeting and desire to personally vote your shares at the Meeting.

                                            AUTO-GRAPHICS, INC.

                                            SPECIAL SHAREHOLDERS COMMITTEE






                                            By Corey M. Patick
                                            ------------------
                                               Corey M. Patick, Chairman


September __, 2001
Pomona, California

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               AUTO-GRAPHICS, INC. SPECIAL SHAREHOLDERS COMMITTEE


                                ----------------

                                 PROXY STATEMENT

                                ----------------



                                  INTRODUCTION

     This Proxy Statement is furnished to shareholders of the Company in connection with the Special Meeting of Shareholders of Auto-Graphics, Inc., a California corporation (the "Company"), to be held at 3:00 P.M. PDT on Tuesday, September 25, 2001, at the Company's corporate offices located at 3201 Temple Avenue, Pomona, California 91768, and at any adjournments thereof (the "Special Meeting"). The accompany Proxy (white Proxy card) is solicited by and on behalf of the above referenced Auto-Graphics, Inc. Special Shareholders Committee (the "Committee") for use at the Special Meeting. The Proxy should be completed, signed, dated and returned in the self-addressed, stamped envelope which has been provided for such purpose at your earliest convenience. All properly executed proxies will be voted at the Special Meeting in accordance with the shareholder's instructions as set forth on the enclosed Proxy. Your executed Proxy will not affect your right to vote in person should you find it convenient to attend the Meeting and desire to vote in person. Any shareholder executing and returning a Proxy as provided for herein may revoke such Proxy by providing written notice of such revocation to the Assistant Secretary (Robert H. Bretz) of the Company at any time prior to the commencement of the Special Meeting; provided, however, that if any shareholder intends to revoke a previously granted Committee Proxy in order to provide a subsequent proxy to any person who has solicited such revocation and proposed new proxy by a proxy solicitation/statement which is required to be but has not been filed under and otherwise comply with Section 14(a) et seq. of the Securities Exchange Act of 1934 and the Regulations promulgated thereunder, then such revocation will not be permitted.

     The Committee intends to solicit proxies directly including by use of the mail, telephone, facsimile, e-mail and other communications media. The Committee will also request brokerage houses, banks and other custodians, nominees and fiduciaries to forward copies of the Notice, Proxy Statement and Proxy to persons for whom they hold shares of the Company and request authority for the

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

execution of proxies in favor of the Committee and/or for the direct delivery to the Committee of proxies by beneficial owners thereof. The cost of soliciting proxies will be borne by the Committee. The Committee will ask the Company to reimburse it, up to a maximum of $5,000, for its expenses in conducting such proxy solicitation. Corey M. Patick is the Chairman of the Special Shareholders Committee. Other members are identified herein under "The Committee". The Special Meeting is being called and will be held at the request of certain shareholders of the Company, who may or may not be current and/or future members of the Committee, holding in excess of 10% of the Company's issued and outstanding shares of Common Stock as provided for in the Company's By-Laws and the California General Corporations Law.


                              VOTING AT THE MEETING

     The presence in person or by proxy of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Special Meeting. The record date, the date for determining which shareholders, including beneficial owners of stock held in nominee or "street" name, are entitled to notice of and to vote at the Special Meeting, has been fixed as being as of the close of business on September 5, 2001. All voting rights are vested exclusively in the holders of the Company's Common Stock. As of the close of business on the record date, it is believed that there are 5,062,734 shares of the Company's Common Stock issued and outstanding.

     Each share of Common Stock is entitled to one vote on each of the matters to come before the Meeting for a vote, including the election of directors; however, any shareholder eligible to vote for the election of directors is entitled to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or to distribute the shareholder's votes on the same principle among as many candidates as the shareholder sees fit.

     To be entitled to exercise cumulative voting rights for the election of directors, a shareholder must give notice at the Special Meeting of such person's desire to cumulate votes for one or more candidates whose names have been placed in nomination prior to the commencement of voting for the election of directors. If any shareholder exercises the right to cumulate votes for the election of directors, then all shareholders are entitled to cumulative voting rights for the election of directors. Cumulative voting applies only to voting for election of directors (not the shareholder proposal item to be brought before the Meeting for a vote). The enclosed form of Proxy being solicited by and on behalf of the Committee vests in the proxies cumulative voting rights.

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

Election of Directors

     The Company's Articles of Incorporation, as amended, provide that the authorized number of directors of the Company shall be three (3) persons. The Committee assumes that Robert S. Cope will be nominated and elected as a director of the Company at the Special Meeting. Mr. Cope owns or controls sufficient votes (approximately 2,176,527 shares or 43% of the Company's 5,062,734 issued and outstanding stock) to ensure his election to the Company's Board of Directors as a result of his cumulative voting rights (where one vote more than 33 1/3% of the Company's issued and outstanding shares ensures the election of a person as a director of the Company). The Committee is, nevertheless, proposing three (3) nominees for election as directors of the Company at the Special Meeting should, for any reason, Mr. Cope or his designee not be nominated for election as a director of the Company. Proxies received by the Committee will only be voted for the three nominees recommended by the Committee in this Proxy Statement. Directors elected at the Special Meeting will serve until such person's respective successors have been duly elected at the Company's next regularly scheduled annual meeting of shareholders. In the event that Robert S. Cope is, as expected, nominated for election as a director of the Company, then persons named in the enclosed Committee Proxy may in their discretion vote cumulatively for less than all three of the Committee's nominees. In such event, it is the Committee's current intention to vote proxies received by the Committee for the re-election of the current Board member, Robert H. Bretz, and for Tom J. Dudley as the new, third member of the Company's Board - - so that the new Board would consist of Robert S. Cope, Robert H. Bretz and Tom J. Dudley if such Committee nominees are elected as directors as the Special Meeting.


Nominees For Election as Directors

     Robert S. Cope is anticipated to be nominated and elected at the Special Meeting as one of the three directors of the Company. Set forth below is certain information pertaining to the persons who are proposed by the Committee as nominees for election to the Company's Board of Directors. It is the Committee's intention that Mr. Cope and two of the Committee's three nominees will be elected as the Company's three person Board of Directors at the Special Meeting
- - so that the new Board would consist of Robert S. Cope, Robert H. Bretz and Tom J. Dudley.

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

                                                              Shares of
                                                              Company's Common
                                                              Beneficially Owned
Name and Principal                                            As Of The Record
Occupation or Employment                Year First            Date And
Relationship of Nominees        Age     Became A Director     % of Class
-------------------------      -----    -----------------     ------------------


Robert H. Bretz                 58        1988                      4.0%
Director, Assistant
Secretary of the Company


Tom J. Dudley                   70         --                       0.05%
Professor of Business
Pepperdine University


Corey M. Patick                 47         --                       1.8%
Banc of America
Securities, Inc.

     Robert H. Bretz has served in the above referenced capacity for more than five years. Mr. Bretz also holds a Masters Degree in Business Administration. Mr. Bretz is the owner of approximately 284,000 shares of the Company's Common Stock. Previously, Mr. Bretz also acted as the Company's outside legal counsel. See "Certain Other Information" herein.

     Tom J. Dudley is a first time nominee for election to the Company's Board of Directors. Mr. Dudley is the Distinguished Professor of Decision and Information Systems at Pepperdine University in Los Angeles. Mr. Dudley has been associated with Pepperdine University since 1970. He was a founder and principal instructor for the Pepperdine Executive Management Program (continuing education for presidents and key executive officers of corporations and other business entities). Mr. Dudley is the owner of 30,000 shares of the Company's Common Stock. Mr. Dudley currently serves as a director for Space Labs Medical, Inc. (a NASDAQ company) engaged in the medical equipment and instrumentation business), and has served in such capacity with Space Labs Medical for the last 10 years.

     Corey M. Patick is a first time nominee for election to the Company's Board of Directors (although the Company's Board of Directors previously nominated Patick for election to the Company's Board of Directors at the scheduled 2000 Annual Meeting which was never actually held). Mr. Patick (including his wife) is the owner of 92,880 shares of the Company's Common Stock. He also holds and

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

has exercised, subject to certain contingencies, an option to purchase 1,125,000 shares of the Company's Common Stock owned by Robert S. Cope and the Cope Family Trust (herein "Cope"). Mr. Patick holds a degree in business administration from University of the Pacific. His business background includes real estate development and finance. Mr. Patick holds securities and real estate licenses from the State of California. Mr. Patick first assisted the Company in May of 1999 in connection with its 1999 private placement offering, previously served as the Company's Vice President for Corporate Development, and continues to assist the Company with investor relations and certain other projects from time to time. Mr. Patick is currently employed as a Vice President at Banc America Investment Securities, Inc. Under a consulting agreement with the Company, which ended August 31, 2001, the Company has been paying Mr. Patick $7,500 per month for his interim services and assistance following his having joined Banc of America Investment Securities, Inc. in January of 2001. For the fiscal year ended December 31, 2000, Mr. Patick received compensation from the Company, in all capacities, totalling $145,000.

     Messrs. Dudley and Patick have owned shares of the Company's Common Stock for approximately two years; and neither Mr. Dudley nor Mr. Patick purchased any shares of the Company's Common Stock in anticipation of the subject Special Meeting and/or voting of matters to be considered thereat. None of the Committee members and/or within nominees for election as directors has entered into any agreement regarding any matter(s) in the event that any such persons are elected to serve as directors of the Company. Messrs. Patick and Bretz hold minority (less than 10%) positions in the Company's The LibraryCard, Inc. and Dataquad, Inc. subsidiaries. For additional information concerning Messrs. Bretz and Patick see Part III of the Company's Annual Report to the SEC on Form 10-K for the year ended December 31, 2000.


Shareholder Proposal  -  Shareholder Approval For Certain "Related Party"
                         Transactions, Including In Respect Of The Company's Lease Of Its Corporate Office Building From 664 Company/Cope


Proposed Shareholder Amendment To The Company's By-Laws


     RESOLVED, that the Company's By-Laws, Article V, Section 5, be and is hereby amended by the shareholders of the Company to retain Section 5 as it currently appears (____) but to add immediately following existing Section 5 "CONTRACTS, ETC." the following new Section 5.1. "RELATED PARTY TRANSACTIONS, CONTRACTS" to read as follows (the "Amendment"):

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

         "Section 5.1 RELATED PARTY TRANSACTIONS, CONTRACTS. Any contract or transaction between the Company and any director of the Company who owns, directly or indirectly, more than 10% of the Company's issued and outstanding Common Stock and/or any company or other entity in which any such director/ stockholder or any member of such director's family holds any interest (herein "related party") shall first be submitted for review, approval and authorization in good faith (following full disclosure of all relevant facts and circumstances as to such proposed transaction and/or contract including the director/stockholder's interest therein) by the shareholders of the Company with the shares owned by the interested director/stockholder not being entitled to vote thereon, or by a vote of the board of directors sufficient without counting the vote of the interested director/stockholder, as being fair and reasonable to and otherwise in the Company's best interest. In no event shall any such "related party" transaction or contract involving a director who owns more than 10% of the Company's issued and outstanding Common Stock be entered into and/or performed by the Company without the prior formal approval of the Company's shareholders or board of directors as provided for herein. Notwithstanding any contrary provision in these By-Laws, this section of the By- Laws shall only be amended by a majority vote (excluding shares owned by the interested director/shareholder) of shares entitled to vote at any annual meeting of shareholders as provided for in these By-Laws."


     The Amendment is deemed advisable and is recommended by the Committee to the shareholders of the Company for adoption at the Special Meeting to ensure that all transactions and contracts by and between the Company and any such director/stockholder is fair and reasonable to the Company. During the last ten years, the Company's Chairman of the Board and President, Robert S. Cope, has caused the Company to enter into lease transactions with The 664 Company, a California general partnership in which Mr. Cope is the managing general partner and which owns the land and building in Pomona, California leased by the Company as its corporate office and production facility ("664 Company") without any prior review, approval and authorization, or subsequent ratification, of the Company's shareholders and/or board of directors. Total payments by the Company to 664 Company in respect of such lease transactions during the last ten (10) years approximated $4,500,000, including pro rata share of operating expenses. (Mr. Cope and 664 Company are believed to maintain that, even though such lease transactions were not submitted for review, approval, authorization and/or ratification by the Company's shareholders or board of directors, such transactions and payments by the Company to 664 Company were fair and reasonable to the Company and did not, therefore, need any independent review, determination, approval, authorization and/or ratification by the Company's shareholders and/or board of directors).

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

     Section 310 of the California General Corporations Law provides, in pertinent part, as follows:

         "SECTION 310.  TRANSACTIONS BETWEEN CORPORATIONS
         AND DIRECTORS OR CORPORATIONS HAVING INTERRELATED DIRECTORS

         (a) No contract or other transaction between a corporation and one or more of its directors, or between a corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, is either void or voidable because such director or directors of such other corporation, firm or association are parties . . . if,

              (1) The material facts as to the transaction and as to such director's interest are fully disclosed or known to the shareholders and such contract or transaction is approved by the shareholders (Section 153) in good faith, with the shares owned by the interested director or directors not being entitled to vote thereon, or

              (2) The material facts as to the transaction and as to such director's interest are fully disclosed or known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified, or

              (3) As to contracts or transactions not approved as provided in paragraph (1) or (2) of this subdivision, the person
                   asserting  the  validity  of  the  contract  or   transaction
                   sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified.


     For the adoption of the proposed shareholders' amendment to the Company's By-Laws as recommended herein by the Committee, a majority of the shares eligible to vote on such proposal at the Special Meeting must be voted "For" such proposal.

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

           SHAREHOLDERS ARE URGED TO VOTE "FOR" THE PROPOSED AMENDMENT
               INCLUDING BY PROVIDING THEIR PROXY TO THE COMMITTEE VOTE ALL SUCH PROXIES "FOR" THE PROPOSED AMENDMENT



                         SPECIAL SHAREHOLDERS COMMITTEE

     Your proxy is being solicited by the Special Shareholders Committee (herein sometimes the "Committee") for use at the Special Meeting through the within Proxy Statement. The Committee is newly organized for purposes of the Special Meeting and the within proxy solicitation. The Chairman of the Committee is Corey M. Patick who is one of the Committee's nominees for election to the Company's Board of Directors as described elsewhere herein. The Special Shareholders Committee is an informally organized group of the Company's shareholders who are concerned that (1) the Company's Board of Directors has not called and held an annual or other meeting of the Company's shareholders during the last two years (the last shareholders meeting having taken place in 1999),
(2) certain "conflict of interest" situations exist between the Company and Robert S. Cope as the controlling owner and managing general partner of The 664 Company, Ltd., which California general partnership owns and leases to the Company the building occupied by the Company as its corporate office and production facility in Pomona, California, and that such lease is now up for renewal and (3) certain questions have been raised and claims asserted involving current and long standing members of the Company's Board of Directors (Messrs.
Cope and Bretz) which may best be resolved by placing one or more "disinterested" shareholder(s) (Tom J. Dudley and, possibly, Corey Patick) on the Company's Board of Directors to try to assist in answering such questions and resolving such claims and disputes for the benefit of the Company and all of its shareholders as a group. Accordingly, the Committee determined to solicit proxies for the election of directors, and in reference to the shareholder By-Laws amendment proposal as set forth herein, at the Special Meeting called for such purposes. The Committee may hereafter seek to recruit, or be approached by, other shareholders of the Company who may want to join the Committee in furtherance of the Committee's shareholders' agenda for the Company as set forth herein.

     The Committee's intended and suggested approach to the election of persons to serve on the Company's board of directors on a going forward basis, including Messrs. Cope and Bretz who currently serve as directors to be joined by Mr.
Dudley, is intended to be a "least disruptive" approach than might otherwise have been pursued by the Committee - - but one which will place a new shareholder representative (Tom J. Dudley) on the Company's Board of Directors with idea that such new director may and hopefully will be able to assist in resolving matters at the Board level so that the Board's attention may be more productively focused on the business and affairs of the Company of the most interest to the Company's shareholders as a group.

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

     The Committee intends, but has not yet had the opportunity, to meet with Mr. Cope to seek to obtain his cooperation and support for the Committee's approach as described herein, including in respect of the Committee's recommendation that Tom J. Dudley be elected to the Company's Board of Directors and for the Committee's proposed shareholder amendment to the Company's By-Laws. No assurances can be given that Mr. Cope will support any of the Committee's recommended nominees for election to the Company's board of directors and/or the Committee's recommended shareholder proposal amending the Company's By-Laws regarding director/shareholder "related party" contracts/transactions.

     The Special Shareholders Committee (herein the "Committee") is composed of the following individuals all of whom are shareholders of the Company and are acting exclusively in such capacity (and no other including on behalf of any other person and/or entity): Corey and Marsha Patick (92,880 shares), and Tom J. Dudley (30,000 shares). The mailing address (and telephone number) for such Committee members is set forth at the top of the within Notice Of Special Shareholders Meeting. This Proxy Statement has been reviewed and approved by the Committee Members. Messrs. Bretz and Dudley have consented to serve as recommended nominees of the Committee for purposes of the Special Meeting and the within Proxy Statement. Robert H. Bretz, who is not a member of the Committee, but he did assist the Committee in his capacity as an individual shareholder of the Company (who is knowledgeable about matters involving the Company and the requirements for the form and content of this Proxy Statement) with the preparation of the within proxy materials, and he supports the Committee's recommended nominees and the shareholder proposal to amend the Company's By-Laws pertaining to director/shareholder "related party" contracts/transactions as set forth herein.



                            CERTAIN OTHER INFORMATION

     Shareholders of the Company, in determining whether or not to grant proxies for the voting of their shares of the Company's stock including as requested by this Proxy Statement, may want to take into consideration some or all of the following information which the Committee believes is accurate and complete in all material respects. Additionally, shareholders may want to review the Company's 2000 Annual Report to the SEC on Form 10-K as transmitted for filing with the SEC on or about May 3, 2001 and the Company's Quarterly Report to the SEC for the Three and Six Month Periods ended June 30, 2001 transmitted for filing with the SEC on or about August 9, 2001. Copies of the foregoing reports

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

are available from the SEC, the Company and the Committee upon request. The Committee can not vouch for the accuracy of the information which is set forth in the foregoing 10-K and 10-Q Reports which is the responsibility of the Company and the officers signing such Reports. The Company did not provide the customary Annual Report To Shareholders covering the years 1999 or 2000.

     The Company's 2000 10-K Report to the SEC was not signed by Robert H. Bretz in his capacity as a director of the Company. Bretz maintains that he did not sign the Report because he had not been allowed to complete certain requested director "due diligence" regarding the Report and the proposed audited 2000 consolidated financial statements to be included therein prior to the time that such Report was finalized for transmission to the SEC and because the persons at the Company who were primarily responsible for preparing the Report including financial statements (Messrs Cope, Skiles and Ferguson) declined to provide Mr. Bretz with personal assurances and indemnities in respect thereof that, to the best of such persons' knowledge, the Report including financial statements was accurate and complete in all material respects. Following, the finalizing of the Report, Bretz was provided the opportunity to conduct some limited "due diligence" into one of the areas that he had previously identified for purposes of his director "due diligence"; and he determined, that to the best of his knowledge and belief, and then alleged in a cross-complaint (lawsuit) filed by Bretz as a shareholder derivative action for and on behalf of the Company against the persons at the Company primarily responsible for the preparation of such Report and financial statements based thereon, that certain software development expenses of one of the Company's majority owned subsidiaries had been misclassified and reflected as an asset of the Company on such consolidated 2000 year-end financial statements thereby understating expenses and overstating assets and net worth of the Company at December 31, 2000 in the approximate amount of $125,000. Bretz has not yet been provided the opportunity to complete the other "due diligence" work he asked to be able to conduct in respect of such 2000 year-end financial statements. The defendants in the Bretz shareholder derivative lawsuit maintained that the subject Report and 2000 year-end financial statements are, to the best of their knowledge, accurate and complete in all respects. Current uncertainty regarding the subject Report/financial statements have prompted Corey M. Patick to indicate that he regards the closing period of his option to purchase shares of the Company owned by Cope to be extended until such matters have been clarified by the Company, Cope and/or the Company's outside accountants/auditors; and Mr. Cope has not taken exception to such position as indicated by Patick.

     Shortly after Bretz refused to sign the 2000 10-K Report (and submitted his April 2001 billing statement), the Company's President Michael K. Skiles, indicated to be as a result of the collective agreement of Messrs. Cope, Skiles and Ferguson, notified Bretz that his services as outside legal counsel for the

Company were terminated effective May 9, 2001. Mr. Cope selected and made arrangements for the Company to hire new legal counsel, which new counsel has subsequently indicated that they also represented Mr. Cope in one or more personal legal matters. No reason for termination of Bretz as legal counsel to the Company was provided in the notice, but in subsequent litigation filings the cross-defendants (Messrs. Cope, Skiles and Ferguson) have asserted it was because Bretz had become "disruptive" and because his billing statements to the Company were excessive. Prior to Bretz' termination, the Company had approved and paid all of Bretz' billing statements to the Company for legal services for the period through March 31, 2001. Bretz' billing statements to the Company for 2000 were approximately the same as his billing statements for the Company for 1999 (see 2000 10-K Report); and the same was generally true for the 1st Quarter of 2001 as compared to the 1st Quarter of 2000. (See the Company's quarterly reports in 2000 and 2001 on Form 10-Q). Also, prior to his termination as the Company's legal counsel, Bretz was urging that Mr. Cope and the 664 Company comply with the affirmative disclosure requirements of Section 310 in connection with the Company's lease of office/production space from 664 Company. Following his termination, Bretz was named as a defendant in a lawsuit filed in the name of the Company alleging that his actions and conduct are disruptive to the Company and its management, that Bretz' billing statements for 2000 and the interim period in 2001 were excessive and that, following his termination, Bretz was failing to cooperate in transition to the Company's new legal counsel. Bretz has generally denied such allegations as being untrue, pointing out that his billing statements to the Company during the recent past have been averaging approximately $345,000 per year and that the Company had previously reviewed, ask and received concessions in respect of then approved and paid all of his billing statements through March 31, 2001. Prior to having been named as a defendant in the lawsuit filed in the name of the Company against him, Bretz acting in his capacity as the sole "disinterested" director of the Company caused to be filed in the name of the Company a lawsuit against The 664 Company, Ltd. and Roberts S. Cope seeking compliance by 664 Company/Cope with the affirmative disclosure requirements of Section 310 of the California General Corporation Law generally requiring "interested" directors (Cope) involved in "related party" (conflict of interest) transactions (the Company and 664 Company) to disclose to the corporation (the Company) all relevant facts and circumstances concerning such related party transaction so that the corporation's disinterested directors and/or shareholders can determine if such actual or proposed transaction is in fact fair and reasonable to the corporation (the Company). Bretz had previously requested 664 Company/Cope to make disclosure to the Company as provided for by Section 301; but 664 Company/Cope had failed and refused to do so including in respect of the renewal of the lease for the Company's corporate offices on and after June 30, 2001. The 664 Company/Cope moved to dismiss the Section 310 lawsuit based on the fact that

Bretz did not have authority to cause the action to be filed in the name of the Company (as opposed to a shareholder derivative action). The Court agreed, and dismissed the action (indicating, among other things, that there were other alternatives for bringing such Section 310 action. Bretz again asked 664 Company/Cope to voluntarily provide the Section 310 disclosure; but, to date, 664 Company/Cope have failed and refused to provide the Company with any such information. Shortly after causing Bretz to be terminated as the Company's legal counsel, and without calling a meeting of the Company's shareholders, Cope asserted that he had obtained written proxies covering more than 51% of the Company's issued and outstanding shares of Common Stock and that, based on such written proxies/consents (without the calling/holding of a meeting of the Company's shareholders), he had appointed the candidate of his choice (James Yarter) to fill the vacancy on the Company's three person Board of Directors. Bretz challenged Cope's ability to fill the vacancy on the Company's Board of Directors as a result of the written proxies/consents presented by Cope. Cope's asserted appointee to the Company's Board has, to date, failed and refused to join Bretz in requesting that 664 Company/Cope comply with the Section 310 disclosure requirements. In seeking to resolve issues pertaining to the proposed new lease between the Company and 664 Company and other pending matters which Bretz asserts the Board needs to address and resolve (including the holding of the deferred 2000/2001 annual shareholders meetings), Bretz has sought but Cope (and his asserted third director/appointee to the Company's Board) have refused to hold and conduct special and/or regular meetings of the Company's Board of Directors including most recently the regular August 2001 meeting which Cope purported to cancel and has so far refused to reschedule for any time in August 2001. Although Bretz has requested, the Company's new corporate counsel has refused to provide a legal opinion addressing the question as to the legality of the asserted appointment by Cope of a third director to the Company's Board of Directors. The Company's management (Messrs. Cope, Skiles and Ferguson), and the Company's new legal counsel, have taken the position that unless Bretz can obtain Cope's (and/or his asserted third director appointee's) concurrence with the requests for information that Bretz is and may hereafter be directing to such management and/or legal counsel, that Bretz as a single director of the Company is not entitled to receive any such requested information/assistance.

     In reference to the above referenced pending and/or dismissed litigation, see Auto-Graphics, Inc. v. The 664 Company, Ltd. and Roberts S. Cope, LA Sup. Ct. Case No. BC252517 (Section 310 lawsuit); Auto-Graphics. Inc. v. Bretz and Bretz v. Robert S. Cope, Michael K. Skiles and Michael F. Ferguson, LA Sup. Ct. Case No. BC253322) and Auto-Graphics, Inc. v. Robert S. Cope, USDC-LA Case No. ___ (proxy fraud lawsuit). The federal proxy action has never been served; and, if it proceeds, will be amended to reflect it is brought by Robert H. Bretz in his capacity as a shareholder of the Company (rather than as a direct action by and in the name of the Company). The foregoing general summary description of such litigation matters is qualified in its entirety by the court pleadings, filings, decisions and orders in and constituting such cases copies of which are available from the respective court(s) and from the Committee upon request. Please direct all such requests, and/or requests for other documents referred to herein to the Committee's Chairman, Corey M. Patick, at the address/telephone number set forth above. Any such documents will be provided by the Committee free of charge to the requesting party.

     Bretz previously filed a notice of intent to sell shares of the Company's Common Stock, up to approximately 50,000 shares, under SEC Rule 144; and, based on public filings by Bretz, he has sold approximately 25.000 shares of the Company's Common Stock pursuant to such Rule 144 notice/filing (at an average price per share of approximately $.50 per share).

     For 2000, the Company reported a loss of approximately $874,698 ($1,506,202 prior to tax provision and allocation of losses to minority interests). For the six month period ended June 30, 2001, the Company reported a loss of approximately $237,433 ($417,124 prior to tax provision and allocation of losses to minority interests). In its most recently filed June 30, 2001 10-Q Report, Company management (Cope, Skiles and Ferguson all signed the 10-Q Report) stated that, among other things, expenses associated with existing litigation matters "will result in a drain on the financial resources of the Company and result in an operating loss for the year and put in jeopardy the Company's ability to meet its financial covenants under its bank credit agreement". Also see, the Company's 2000 10-K Report and Quarterly Report for the Quarter and Six Month Periods Ended June 30, 2001. (The cover page of the Company's 2000 10-K Report indicates, it is believed incorrectly, that the number of issued and outstanding shares of the Company's Common Stock is 4,997,234 shares - - the difference between such indication and the number reported herein [5,062,734] being shares which have been repurchased by the Company but not yet submitted for cancellation on the Company's stock transfer records as maintained by the Company's stock transfer agent).

     As a result of the foregoing facts and circumstances, the Committee has determined that intervention by the shareholders of the Company, including as represented by the within Committee Proxy Statement, is necessary and appropriate in order to try to ameliorate the existing situation and otherwise assist in efforts to facilitate the management of the Company on a going forward basis for the benefit of the Company and all of its shareholders as a group. In furtherance thereof, the Committee is asking shareholders to provide the Committee with their proxies for purposes of the Special Meeting of the Company's Shareholders to be held September 25, 2001. Please immediately sign, date and return the enclosed Proxy (card) in the envelope which has been provided.

     The Company has not previously called and conducted any annual or special shareholders' meeting(s) during 2000 or 2001. The Committee is uncertain as to whether the Company's current management (Messrs. Cope, Skiles and Ferguson) intend to call and notice any annual or other shareholders' meeting in 2001. The Committee believes that any shareholder proposal sought to be included as part of management's proxy materials/solicitation for the Company's regularly scheduled annual meeting of shareholders to be held in 2002 should be submitted to the Company by no later than December 31, 2001. The Committee does not believe that the Company has any audit, compensation and/or nominating committee(s).

September ___, 2001

                                            AUTO-GRAPHICS, INC.

                                            SPECIAL SHAREHOLDERS COMMITTEE






                                            By Corey M. Patick
                                            ------------------
                                               Corey M. Patick, Chairman











                                   Thank You.
                     PLEASE SIGN, DATE AND RETURN YOUR PROXY
                 IN THE WITHIN SELF-ADDRESSED, STAMPED ENVELOPE
                                      NOW!

                               PRELIMINARY COPIES


                                      PROXY

               AUTO-GRAPHICS, INC. SPECIAL SHAREHOLDERS COMMITTEE

               SPECIAL SHAREHOLDERS MEETING ON SEPTEMBER 25, 2001


     The undersigned shareholder of Auto-Graphics, Inc. (the "Company") acknowledges receipt of the Proxy Statement dated September __, 2001 provided by the Special Shareholders Committee (the "Committee") and the undersigned revokes all prior proxies and/or written consents and hereby appoints Corey M. Patick and Marsha Patick or each of them as proxies for the undersigned shareholder to represent the undersigned and vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at 3201 Temple Avenue, Pomona, California 91768 on Tuesday, September 25, 2001 at 3:00 P.M. PDT, or any adjournment(s) thereof, and instructs said proxies to vote as follows:

     _____ FOR the election of the following three nominees to the Company's Board of Directors: Robert H. Bretz, Tom J. Dudley and Corey M. Patick; or ___ WITHHOLD authority top vote for all of the foregoing persons; or _____ WITHHOLD authority to vote for the nominee(s) whose names the shareholder has written in the space below.

--------------------------------------------------------------------------------


     _____ FOR the shareholders' proposal to amend the Company's By-Laws to provide that certain director/shareholder "related party" contracts and transactions must be reviewed and approved by the "disinterested" shareholders of the Company as more fully described in the Committee's Proxy Statement (or
___ Against or ___ Abstain From such shareholders' proposal).












               (Appendix to Proxy Statement In Electronic Filing)

                            (proxy card reverse side)

          THIS PROXY IS SOLICITED BY THE SPECIAL SHAREHOLDERS COMMITTEE


Dated:  September ___, 2001


           (label)                      ------------------------
                                        Signature of Shareholder



                                        ------------------------
                                        Signature of Shareholder


     This Proxy should be dated, signed by the shareholder(s) exactly as the name is printed at the left, and returned promptly in the enclosed envelope. A person signing as a fiduciary or on behalf of a corporation should so indicate.

     PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES PROPOSED BY THE COMMITTEE, "FOR" THE PROPOSAL TO AMEND THE COMPANY'S BY-LAWS REQUIRING PRIOR APPROVAL OF SHAREHOLDERS FOR CERTAIN "RELATED PARTY" CONTRACTS AND TRANSACTIONS IN THE PROXIES' DISCRETION AS TO MATTERS OTHERWISE COMING BEFORE AND/OR INCIDENT TO THE MEETING INCLUDING THE CONDUCTING THEREOF.